EXHIBIT 4.11


                                  VIATEL, INC.


                              AMENDED AND RESTATED
                          1999 FLEXIBLE INCENTIVE PLAN
                              (Former Destia Plan)


     1. ESTABLISHMENT, PURPOSE, AND DEFINITIONS.

     (a) There is hereby adopted the Amended and Restated 1999 Flexible Incentive Plan (the "Plan") of VIATEL, INC. (the "Company"), effective as of December 8, 1999. The Plan was originally established by Destia Communications, Inc. and approved by its stockholders on May 4, 1999.

     (b) The purpose of the Plan is to provide a means whereby Eligible Individuals (as defined in paragraph 4, below) can acquire Common Stock, $.01 par value, of the Company (the "Stock"). The Plan provides employees (including officers and directors who are employees) of the Company and of its Affiliates (as defined in subparagraph (c) below) an opportunity to purchase shares of Stock pursuant to options which may qualify as incentive stock options (referred to as "Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and employees, officers, directors, independent contractors, and consultants of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which are not described in Sections 422 or 423 of the Code (referred to as "Nonqualified Stock Options"). The Plan also provides for the sale or bonus of Stock to Eligible Individuals in connection with the performance of services for the Company or its Affiliates. Further, the Plan authorizes the grant of stock appreciation rights ("SARs"), either separately or in tandem with options, entitling holders to cash compensation measured by appreciation in the value of the Stock. Finally, the Plan authorizes the grant of any other stock benefit or stock-related benefit that the Committee (as defined in paragraph 2(a) below) deems appropriate.

     (c) The term  "Affiliates"  as used in the Plan means parent or  subsidiary
corporations,   as  defined  in  Sections  424(e)  and  (f)  of  the  Code  (but substituting "the Company" for "employer corporation"), including parents or subsidiaries which become such after adoption of the Plan.

     2. ADMINISTRATION OF THE PLAN.

     (a) The Plan shall, unless otherwise determined by the Board of Directors of the Company, be administered by the Compensation Committee of the Board (the "Committee"). The Committee shall consist of not less than two non-employee director members within the meaning of the rules promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Members of the Committee shall serve at the pleasure of the Board. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and acts of the Committee as which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the



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valid acts of the Committee.  If the Board does not delegate  administration  of the Plan to the Committee, then each reference in this Plan to "the Committee" shall be construed to refer to the Board.

     (b) The Committee shall determine which Eligible Individuals shall be granted options under the Plan, the timing of such grants, the terms thereof (including any restrictions on the Stock), and the number of shares subject to such options.

     (c) The Committee may amend the terms of any outstanding option granted under this Plan, but any amendment which would adversely affect the optionee's rights under an outstanding option shall not be made without the optionee's written consent. The Committee may, with the optionee's written consent, cancel any outstanding option or accept any outstanding option in exchange for a new option.

     (d) The Committee shall also determine which Eligible Individuals shall be issued Stock, SARs or other stock benefits or stock-related benefits under the Plan, the timing of such grants, the terms thereof (including any restrictions), and the number of shares of Stock, SARs or stock benefits or stock-related benefits to be granted. The Stock, stock benefits or stock-related benefits shall be issued for such consideration (if any) as the Committee deems appropriate. Stock issued subject to restrictions shall be evidenced by a written agreement (the "Restricted Stock Purchase Agreement" or the "Restricted Stock Bonus Agreement") and stock benefits or stock-related benefits shall be evidenced by written agreement (the "Stock Benefit Agreement"). The Committee may amend any Restricted Stock Purchase Agreement, Restricted Stock Bonus Agreement or Stock Benefit Agreement, but any amendment which would adversely affect the stockholder's rights to the Stock, stock benefits or stock-related benefits shall not be made without his or her written consent.

     (e) The Committee shall have the sole authority, in its absolute discretion to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan, to construe and interpret the Plan, the rules and the regulations, and the instruments evidencing options, Stock, SARs or stock benefits or stock-related benefits granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all participants.

     3. STOCK SUBJECT TO THE PLAN.

     (a) An aggregate of not more than 2,670,000 shares of Stock shall be available for the grant of options, the issuance of Stock or the issuance of stock benefits or stock-related benefits under the Plan, provided, however, that no individual may receive awards of or relating to more than 445,000 shares of common stock in a calendar year. If an option is surrendered (except surrender for shares of Stock) or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan. Any Stock which is retained by the Company upon exercise of an option in order to satisfy the exercise price for such option or any withholding taxes due with respect to such option exercise shall be treated as issued to the optionee and will thereafter not be available under the Plan.

     (b) If there is any  change in the Stock  subject  to either  the Plan,  an


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Option Agreement (as defined below), a Restricted  Stock Purchase  Agreement,  a
Restricted Stock Bonus Agreement, a SAR Agreement (as defined in paragraph 8) or
Stock  Benefit   Agreement   through  merger,   consolidation,   reorganization,
recapitalization, reincorporation, stock split, stock dividend, or other change in the capital structure of the Company, appropriate adjustments shall be made by the Committee in order to preserve but not to increase the benefits to the individual, including adjustments to the aggregate number, kind of shares, and price per share subject to either the Plan, an Option Agreement, a Restricted Stock Purchase Agreement, a Restricted Stock Bonus Agreement, a SAR Agreement or a Stock Benefit Agreement.

     4. ELIGIBLE INDIVIDUALS.

Individuals who shall be eligible to have granted to them the options, Stock, SARs or other stock benefits or stock-related benefits provided for by the Plan shall be such employees, directors, and consultants of the Company or an Affiliate as the Committee in its discretion, shall designate from time to time ("Eligible Individuals"). Notwithstanding the foregoing, only employees of the Company or an Affiliate (including officers and directors who are bona fide employees) shall be eligible to receive Incentive Stock Options.

     5. THE OPTION PRICE.

The exercise price of the Stock covered by each Incentive Stock Option shall be not less than the per share fair market value of such Stock on the date the option is granted. The exercise price of the Stock covered by each Nonqualified Stock Option shall be as determined by the Committee. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to a person possessing more than ten percent of the combined voting power of the Company or an Affiliate, the exercise price shall be not less than 110 percent of the fair market value of the Stock on the date the option is granted. The exercise price of an option shall be subject to adjustment to the extent provided in paragraph 3(b), above.

     6. TERMS AND CONDITIONS OF OPTIONS.

     (a) Each option granted pursuant to the Plan will be evidenced by a written agreement (the "Option Agreement") executed by the Company and the person to whom such option is granted.

     (b) The Committee shall determine the term of each option granted under the Plan; PROVIDED, HOWEVER, that the term of an Incentive Stock Option shall not be for more than 10 years and that, in the case of an Incentive Stock Option granted to a person possessing more than ten percent of the combined voting power of the Company or an Affiliate, the term shall be for no more than five years.

     (c) In the case of Incentive Stock Options, the aggregate fair market value (determined as of the time such option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Individual in any calendar year (under this Plan and any other plans of the Company or its Affiliates) shall not exceed $100,000.

     (d) The Stock Option Agreement may contain such other terms, provisions and conditions consistent with this Plan as may be determined by the Committee. If an option, or any part thereof, is intended to qualify as an Incentive Stock


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Option,  the Option Agreement shall contain those terms and conditions which are necessary to so qualify it.

     7. TERMS AND CONDITIONS OF STOCK PURCHASES AND BONUSES.

     (a) Each sale or grant of Stock pursuant to the Plan will be evidenced by a written Restricted Stock Purchase Agreement or Restricted Stock Bonus Agreement executed by the Company and the person to whom such Stock is sold or granted.

     (b) The Restricted Stock Purchase Agreement or Restricted Stock Bonus Agreement may contain such other terms, provisions and conditions consistent with this Plan as may be determined by the Committee, including not by way of limitation, restrictions on transfer, forfeiture provisions, repurchase provisions and vesting provisions.

     8. TERMS AND CONDITIONS OF SARS.

The Committee may, under such terms and conditions as it deems appropriate, authorize the issuance of SARs evidenced by a written SAR agreement (which, in the case of tandem options, may be part of the Option Agreement to which the SAR relates) executed by the Company and the person to whom such SAR is granted (the "SAR Agreement"). The SAR Agreement may contain such terms, provisions and conditions consistent with this Plan as may be determined by the Committee.

     9. TERMS AND CONDITIONS OF STOCK BENEFITS AND STOCK-RELATED BENEFITS.

The Committee may, under such terms and conditions as it deems appropriate, authorize the issuance of other forms of stock benefits and stock-related benefits evidenced by a Stock Benefit Agreement executed by the Company and the person to whom such stock benefit or stock-related benefit is granted. The Stock Benefit Agreement may contain such terms, provisions and conditions consistent with the Plan as may be determined by the Committee.

     10. USE OF PROCEEDS.

Cash proceeds realized from the issuance of Stock under the Plan shall constitute general funds of the Company.

     11. AMENDMENT, SUSPENSION, OR TERMINATION OF THE PLAN.

     (a) The Board may at any time amend, suspend or terminate the Plan as it deems advisable; provided that such amendment, suspension or termination complies with all applicable requirements of state and federal law, including any applicable requirement that the Plan or an amendment to the Plan be approved by the Company's stockholders, and provided further that, except as provided in paragraph 3(b) above, the Board shall in no event amend the Plan in the following respects without the consent of stockholders then sufficient to approve the Plan in the first instance:

     (i) To increase the maximum number of shares subject to Incentive Stock Options issued under the Plan; or

     (ii) To change the designation or class of persons eligible to receive Incentive Stock Options under the Plan.

     (b) No option, stock benefit or stock-related benefit may be granted nor any Stock issued under the Plan during any suspension or after the termination


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of the Plan,  and no amendment,  suspension,  or  termination of the Plan shall, without the affected individual's consent, alter or impair any rights or obligations under any option, stock benefit or stock-related benefit previously granted under the Plan. The Plan shall terminate with respect to the grant of Incentive Stock Options on May 2, 2009, unless previously terminated by the Board pursuant to this paragraph 11.

     12. ASSIGNABILITY.

Each option granted pursuant to this Plan shall, during the optionee's lifetime, be exercisable only by him, and neither the option nor any right hereunder shall be transferable by the optionee by operation of law or otherwise other than by will or the laws of descent and distribution. Stock subject to a Restricted Stock Purchase Agreement, a Restricted Stock Bonus Agreement or a Stock Benefit Agreement shall be transferable only as provided in such Agreement.

     13. PAYMENT UPON EXERCISE OF OPTIONS.

     (a) Payment of the purchase price upon exercise of any option granted under this Plan shall be made in cash (including for purposes of this Plan the following cash equivalents: certified check, bank draft, postal or express money order payable to the order of the Company in lawful money of the United States); PROVIDED, HOWEVER, that the Committee, in its sole discretion, may permit an optionee to pay the option price in whole or in part (i) with shares of Stock owned by the optionee; (ii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares and deliver all or a portion of the proceeds to the Company in payment for the Stock; (iii) by delivery of the optionee's promissory note with such recourse, interest, security, and redemption provisions as the Committee in its discretion determines appropriate; or (iv) in any combination of the foregoing. Any Stock used to exercise options shall be valued at its fair market value on the date of the exercise of the option. In addition, the Committee, in its sole discretion, may authorize the surrender by an optionee of all or part of an unexercised option and authorize a payment in consideration thereof of an amount equal to the difference between the aggregate fair market value of the Stock subject to such option and the aggregate option price of such Stock. In the Committee's discretion, such payment may be made in cash, shares of Stock with a fair market value on the date of surrender equal to the payment amount, or some combination thereof.

     (b) In the event that the exercise price is satisfied by the Committee retaining from the shares of Stock otherwise to be issued to the optionee shares of Stock having a value equal to the exercise price, the Committee may issue the optionee an additional option, with terms identical to the Option Agreement under which the option was received, entitling the optionee to purchase additional Stock in an amount equal to the number of shares so retained.

     14. WITHHOLDING TAXES.

     (a) No Stock shall be granted or sold under the Plan to any participant, and no SAR or other stock benefit or stock-related benefit may be exercised, until the participant has made arrangements acceptable to the Committee for the satisfaction of federal, state, and local income and employment tax withholding obligations, including without limitation obligations incident to the receipt of Stock under the Plan, the lapsing of restrictions applicable to such Stock, the


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failure to satisfy the conditions for treatment as Incentive Stock Options under applicable tax law, or the receipt of cash payments. Upon exercise of a stock option or lapsing of restrictions on Stock issued under the Plan, the Company may satisfy its withholding obligations by withholding from the optionee or requiring the stockholder to surrender shares of Stock sufficient to satisfy federal, state and local income and employment tax withholding obligations.

     (b) In the event that such withholding is satisfied by the Company or the optionee's employer retaining from the shares of Stock otherwise to be issued to the optionee shares of Stock having a value equal to such withholding tax, the Committee may issue the optionee an additional option, with terms identical to the Option Agreement under which the option was received, entitling the optionee to purchase additional Stock in an amount equal to the number of shares so retained.

     15. RESTRICTIONS ON TRANSFER OF SHARES.

The Stock acquired pursuant to the Plan shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances or other transfer as are in effect among the stockholders of the Company at the time such Stock is acquired, as well as to such other restrictions as the Committee shall deem advisable.

     16. CORPORATE TRANSACTION.

     (a) For purposes of this paragraph 15, a "Corporate Transaction" shall include any of the following stockholder-approved transactions to which the Company is a party:

     (i) a merger or consolidation in which the Company is not the surviving entity, except (1) for a transaction the principal purpose of which is to change the state of the Company's incorporation, or (2) a transaction in which the Company's stockholders immediately prior to such merger or consolidation hold (by virtue of securities received in exchange for their shares in the Company) securities of the surviving entity representing more than fifty percent (50%) of the total voting power of such entity immediately after such transaction;

     (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company unless the Company's stockholders immediately prior to such sale, transfer or other disposition hold (by virtue of securities received in exchange for their shares in the Company) securities of the purchaser or other transferee representing more than fifty (50%) of the total voting power of such entity immediately after such transaction; or

     (iii) any reverse merger in which the Company is the surviving entity but in which the Company's stockholders immediately prior to such merger do not hold (by virtue of their shares in the Company held immediately prior to such transaction) securities of the Company representing more than fifty percent (50%) of the total voting power of the Company immediately after such transaction.

     (b) In the event of any Corporate Transaction, any option, restricted Stock, SAR, stock benefit or stock-related benefit shall vest in its entirety and become exercisable, or with respect to restricted Stock, be released from


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restrictions  on  transfer  and  repurchase  rights,  immediately  prior  to the specified effective date of the Corporate Transaction unless assumed by the successor corporation or its parent company, pursuant to options, restricted stock agreements, stock appreciation rights or stock benefits or stock-related benefits providing substantially equal value and having substantially equivalent provisions as the options, restricted Stock, SARs or stock benefits or stock-related benefits granted pursuant to this Plan.

     17. STOCKHOLDER APPROVAL.

This Plan was approved by stockholders on May 4, 1999.




Date: December 8, 1999                 VIATEL, INC.



                                       By:   /s/ James P. Prenetta
                                             ---------------------
                                       Name:  James P. Prenetta
                                       Title: Vice President and General Counsel


































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